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                                                                      EXHIBIT 11


                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                    SEPTEMBER 30,
                                                          -----------------------------------------------------------------
   in thousands, except share and per share data              2000             1999            2000            1999
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
   BASIC NET INCOME PER SHARE:
     Net income                                               $668             $640          $1,388            $611

     Weighted average common shares outstanding          6,208,463        6,260,443       6,251,996       6,247,778
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     Basic net income per common share                       $0.11            $0.10           $0.22           $0.10
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   DILUTED NET INCOME PER SHARE:
     Net income                                               $668             $640          $1,388            $611

     Weighted average common shares outstanding          6,208,463        6,260,443       6,251,996       6,247,778
     Effect of stock options                                 2,205            -               2,050           -
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       Adjusted shares outstanding                       6,210,668        6,260,443       6,254,046       6,247,778
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     Diluted net income per common share                     $0.11            $0.10           $0.22           $0.10
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